Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This First Amendment to the Amended and Restated Credit Agreement (as defined below) (this “Amendment”) is dated as of March 22, 2013, by and among CORRECTIONS CORPORATION OF AMERICA, a Maryland corporation (the “Borrower”), certain subsidiaries of the Borrower party hereto (the “Subsidiary Guarantors”), the Lenders (as defined below) party hereto and BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders party to the Credit Agreement (the “Administrative Agent”).

STATEMENT OF PURPOSE:

The Borrower, certain financial institutions (the “Lenders”) and the Administrative Agent are parties to the Amended and Restated Credit Agreement dated as of January 6, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Borrower has requested that the Administrative Agent and the Lenders agree to amend the Credit Agreement as more specifically set forth herein. Subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders party hereto have agreed to grant such requests of the Borrower.

AGREEMENTS:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized undefined terms used in this Amendment (including, without limitation, in the introductory paragraph and the statement of purpose hereto) shall have the meanings assigned thereto in the Credit Agreement.

2. Amendments to Credit Agreement. Subject to and in accordance with the terms and conditions set forth herein, and effective on and after the First Amendment Effective Date (as defined below), the Credit Agreement is hereby amended in accordance with this Section 2.

(a) New Definition. The following new definitions are hereby added to Section 1.1 of the Credit Agreement in correct alphabetical order:

“ ‘E&P Distribution’ means the one-time special distribution to the Borrower’s stockholders (composed of cash and Capital Stock of the Borrower, subject to a cap on the total amount of cash equal to 20% of the aggregate amount of such distribution plus any cash paid in lieu of the issuance of fractional shares) as required to be eligible to be taxed as a REIT under the Code and as described in more detail as the “E&P Distribution” in the Borrower’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

‘First Amendment Effective Date’ means March 22, 2013.

‘Funds from Operations’ means, for any period, Consolidated Net Income for such period, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures calculated on the same basis.

‘REIT’ means a real estate investment trust under Sections 856-860 of the Code.”

(b) Amendments to Section 1.1 (Definitions). Section 1.1 of the Credit Agreement is hereby amended as follows:

(i) The definition of “Adjusted Net Income” is hereby deleted in its entirety.

(ii) The definition of “Consolidated EBITDA” is hereby amended and restated in its entirety as follows:

“ ‘Consolidated EBITDA’ means, for any period, the Consolidated Net Income of the Borrower and its Restricted Subsidiaries for such period, plus (a) an amount equal to any extraordinary, unusual or non-recurring charges, plus any net loss realized by the Borrower or any of its Restricted Subsidiaries in connection with an Asset Disposition, to the extent such charges or losses were deducted in computing such Consolidated Net Income, plus (b) provision for taxes based on income or profits of the Borrower and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus (c) Consolidated Interest Expense for such period, whether paid or accrued and whether or not capitalized, to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (d) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (including minority interest expense, but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Borrower and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (e) non-cash items (including gains attributable to minority interests) increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, minus (f) an amount equal to any extraordinary, unusual or non-recurring gains to the extent such gains were included in computing such Consolidated Net Income, in each case, on a Consolidated basis and determined in accordance with GAAP. For purposes of this Agreement, Consolidated EBITDA shall be adjusted on a pro forma basis, in a manner reasonably acceptable to the Administrative Agent, to include, as of the first day of any applicable period, any Permitted Acquisitions (if accounted for as a merger or consolidation) and any Asset Dispositions (excluding any Asset Disposition for an aggregate consideration of $10,000,000 or less) closed during such period, including, without limitation, adjustments reflecting any non-recurring costs and any extraordinary expenses of any Permitted Acquisitions and any Asset Dispositions closed during such period calculated on a basis consistent with GAAP and Regulation S-X of the Securities Exchange Act of 1934, as amended, or as approved by the Administrative Agent.”

(iii) The definition of “Consolidated Fixed Charges” is hereby amended by replacing clause (d) therein in its entirety with the following:

“plus, (d) the product of (i) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock, other than (1) dividends on Capital Stock payable in Capital Stock of the Borrower (other than

Disqualified Stock), (2) the E&P Distribution or (3) dividends to the Borrower or a Restricted Subsidiary of the Borrower, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local effective cash tax rate of the Borrower, expressed as a decimal, plus, (e) regularly scheduled installments of principal payable with respect to all Consolidated Total Indebtedness (but excluding any balloon payments due at maturity).”

(iv) The definition of “Consolidated Net Income” is hereby amended by deleting the word “and” immediately preceding clause (d) therein and adding the following new clause (e):

“and (e) the costs and expenses associated with the Borrower’s conversion to a REIT, including, without limitation, planning and advisory costs related to the foregoing, will be excluded (provided that the aggregate amount of costs and expenses in connection with the REIT conversion that may be excluded pursuant to this clause (e) shall not exceed $25,000,000 in the aggregate for Fiscal Years 2012 and 2013 of the Borrower).”

(v) The definition of “Designated Asset Contract” is hereby amended by replacing the reference therein to “and (xiii)” with the following:

“(xiii) Agreement dated August 31, 2012, between the State of Arizona Department of Corrections and Corrections Corporation of America, as amended by Amendment No. 1 executed by the State of Arizona Department of Corrections on January 7, 2013 and on behalf of Corrections Corporation of America and CCA of Tennessee, LLC on January 17, 2013, relating to the Red Rock Correctional Center and (xiv)”

(vi) The definition of “Designated Assets” is hereby amended by:

(A) replacing the reference therein to “and Washington D.C.” with “Washington, D.C.; and Eloy, Arizona (Red Rock Correctional Center)”, and

(B) replacing the reference therein to the date “November 30, 2011” with “December 31, 2012”.

(vii) The definition of “FATCA” is hereby amended and restated in its entirety as follows:

“ ‘FATCA’ means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.”

(viii) The definition of “L/C Commitment” is hereby amended by replacing the reference therein to “One Hundred Million Dollars ($100,000,000)” with “Fifty Million Dollars ($50,000,000)”.

(ix) The definition of “LIBOR” is hereby amended by replacing the proviso to clause (p) therein in its entirety as follows:

“ ‘LIBOR’ means, for any Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate or any successor thereto as approved by the Administrative Agent if the British Bankers Association is no longer making a LIBOR Rate available, as published by Reuters (or other commercially available source providing quotations of LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then “LIBOR” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Rate Loans being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the commencement of such Interest Period. For purposes hereof, “London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.”

(x) The definition of “Permitted Investments” is hereby amended by replacing the proviso to clause (p) therein in its entirety as follows:

“provided that such Person is engaged primarily in a Permitted Business”

(xi) The definition of “Revolving Credit Commitment” is hereby amended by amending and restating the last sentence thereof as follows:

“The Revolving Credit Commitment of all Revolving Credit Lenders on the First Amendment Effective Date shall be Nine Hundred Million Dollars ($900,000,000).”

(xii) The definition of “Revolving Credit Maturity Date” is hereby amended by amending by replacing the reference therein to the date “December 30, 2016” with “December 29, 2017”.

(xiii) The definition of “Senior Unsecured 2014 Notes” is hereby deleted in its entirety.

(xiv) The definition of “Senior Unsecured Notes” is hereby amended and restated in its entirety as follows:

“ ‘Senior Unsecured Notes’ means the collective reference to (i) the Senior Unsecured 2017 Notes and (ii) any other instruments and agreements entered into by the Borrower or its Subsidiaries in connection therewith, in each case, as amended, restated, supplemented or otherwise modified from time to time as permitted by the terms and conditions of this Agreement. Solely for purposes of Sections 10.9 and 10.10, “Senior Unsecured Notes” shall include any other senior unsecured notes issued by the Borrower and permitted by this Agreement so long as the indenture or supplemental indenture pursuant to which such senior unsecured notes are issued contains no restrictions on the ability of the Borrower or a Restricted Subsidiary to incur Liens on or with respect to any of its assets or properties as security for the Obligations, or on the ability of a Restricted Subsidiary to pay dividends to the Borrower, that in either case are more restrictive on the Borrower and its Restricted Subsidiaries than those set forth in the Base Indenture dated as of January 23, 2006, among the Borrower, certain of its Subsidiaries and U.S. Bank National Association, as trustee, as amended and supplemented prior to the Closing Date (the “2006 Indenture”). A Lien restriction that contains an exception for liens on real or personal property of the Borrower and any Subsidiary Guarantor securing Indebtedness and other obligations under “credit facilities” (which would specifically include the Obligations) in an aggregate principal amount not to exceed an amount that is not less than $1,000,000,000 will be deemed to be no more restrictive on the Borrower and its Restricted Subsidiaries than the corresponding Lien restriction of the 2006 Indenture.”

(c) Amendment to Section 2.7 (Increase in Revolving Credit Facility). Section 2.7(c) of the Credit Agreement is hereby amended by amending and restating clause (vi) thereof in its entirety as follows:

“(vi) in no event shall the aggregate amount of all increases in the Revolving Credit Commitment pursuant to this Section 2.7 (including the requested increase) plus the aggregate amount of all Incremental Term Loans made pursuant to Section 2.8, in each case after the First Amendment Effective Date, exceed $100,000,000;”

(d) Amendment to Section 2.8 (Incremental Term Loans). Section 2.8(c) of the Credit Agreement is hereby amended by amending and restating clause (vii) thereof in its entirety as follows:

“(vii) in no event shall the aggregate principal amount of all Incremental Term Loans made pursuant to this Section 2.8 (including the requested Incremental Term Loan) plus the aggregate amount of all increases in the Revolving Credit Commitment pursuant to Section 2.7, in each case after the First Amendment Effective Date, exceed $100,000,000;”

(e) Amendment to Section 6.1 (Representations and Warranties). Section 6.1 of the Credit Agreement is hereby amended by adding the following new clause (z) in correct alphabetical order:

“(z) REIT Status. The Borrower qualifies as a REIT and is in compliance with all requirements and conditions imposed under the Code necessary to allow it to maintain such qualification.”

(f) Amendment to Section 8.16 (Senior Unsecured Notes). Section 8.16 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) Senior Unsecured 2017 Notes. Commencing on the date that is six months prior to the maturity date of the Senior Unsecured 2017 Notes and at all times thereafter until the date on which the Borrower refinances, repays or defeases in full the Senior Unsecured 2017 Notes, the Borrower shall maintain (individually or through a combination of the following) unrestricted domestic cash and Cash Equivalents plus the unused portion of the Revolving Credit Commitments in an amount equal to or greater than the sum of (i) the amount necessary to fully repay the outstanding principal of, premium, if any, and interest on the Senior Unsecured 2017 Notes plus (ii) $125,000,000.

(b) Certificates. During any period for which the Borrower is required to maintain cash and Cash Equivalents plus availability under the Revolving Credit Commitments pursuant to subsection (a) above, the Borrower shall provide to the Administrative Agent on a monthly basis an officer’s certificate of the Borrower, setting forth in reasonable detail calculations demonstrating compliance with the requirements of subsection (a) as of the date of such certificate.”

(g) Amendment to Article VIII (Affirmative Covenants). Article VIII of the Credit Agreement is hereby amended by adding the following new Section 8.18 in correct numerical order:

“SECTION 8.18 REIT Status. The Borrower shall at all times comply with all requirements and conditions imposed under the Code necessary to maintain its qualification as a REIT.”

(h) Amendment to Section 9.2 (Consolidated Secured Leverage Ratio). Section 9.2 of the Credit Agreement is hereby amended by replacing the reference therein to “2.75” with “3.25”.

(i) Amendment to Article IX (Financial Covenants). Article IX of the Credit Agreement is hereby amended by amending and restating Section 9.3 thereof in its entirety as follows:

“SECTION 9.3 Consolidated Fixed Charge Coverage Ratio. As of any fiscal quarter end, permit the Consolidated Fixed Charge Coverage Ratio to be less than 1.75 to 1.00.”

(j) Amendment to Section 10.5 (Restricted Payments). Section 10.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“SECTION 10.5 Restricted Payments. (a) Declare or pay any dividend or make any other payment or distribution on account of the Borrower’s, or any Restricted Subsidiary’s, Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Borrower or any Restricted Subsidiary) or to the direct or indirect holders of the Borrower’s or any Restricted Subsidiary’s Capital Stock in their capacity as such (other than dividends or distributions (i) payable in Capital Stock (other than Disqualified Stock) of the Borrower or (ii) payable to the Borrower and/or a Restricted Subsidiary of the Borrower or payable from a Foreign Subsidiary to another Foreign Subsidiary), (b) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Borrower) any Capital Stock of the Borrower, (c) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except a payment of interest or principal at the Stated Maturity thereof or a payment of principal or interest on Indebtedness owed to the Borrower or any of its Restricted Subsidiaries, or (d) make any Restricted Investment (all such payments and other actions set forth in these clauses (a) through (d) above being collectively referred to as “Restricted Payments”); provided that:

(A) during any time in which no Event of Default exists, the Borrower may redeem, repurchase, retire, defease or otherwise acquire any Subordinated Indebtedness of the Borrower or any Restricted Subsidiary or any Capital Stock of the Borrower in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Borrower) of, Capital Stock of the Borrower (other than Disqualified Stock);

(B) during any time in which no Event of Default exists, the Borrower may defease, redeem, repurchase or otherwise acquire Subordinated Indebtedness of the Borrower or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(C) during any time in which no Event of Default exists, any Restricted Subsidiary may (1) make loans or advances to the Borrower or any of its Restricted Subsidiaries and (2) pay any dividend or the make any other distribution (x) to the Borrower or any Restricted Subsidiary or (y) to the holders of its Capital Stock on a pro rata basis;

(D) during any time in which no Event of Default exists, the Borrower may repurchase its Capital Stock if deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof or represents shares tendered by an existing or former employee of the Borrower or any Subsidiary (or the estate, heirs or assigns of such employee) to satisfy the employer’s minimum statutory tax-withholding obligation related to employee stock awards;

(E) during any time in which no Event of Default exists, the Borrower may, for any Fiscal Year ending during the term of this Agreement, declare and make Restricted Payments (excluding Restricted Payments otherwise permitted under this Section 10.5) in an aggregate amount equal to the greater of (i) ninety-five percent (95%) of Funds from Operations for such Fiscal Year and (ii) with respect to any tax year of the Borrower, such amount as may be necessary for the Borrower to maintain the Borrower’s eligibility to be taxed as a REIT for such tax year; provided that, notwithstanding the foregoing, the Borrower may also make Restricted Payments in an amount equal to the amount that would need to be distributed to all of the Borrower’s stockholders in order for the Borrower to make the minimum distributions required to be distributed to its stockholders under the Code (a) to avoid the payment of taxes imposed under Sections 857(b)(1) and 4981 of the Code, and (b) to avoid the payment of taxes imposed under Section 857(b)(3) of the Code;

(F) during any time in which an Event of Default exists (unless the Obligations have been accelerated or an Event of Default pursuant to Section 11.1(a), (b), (i) or (j) has occurred and is continuing), the Borrower may, with respect to any tax year of the Borrower, make Restricted Payments in such amount as may be necessary for the Borrower to maintain the Borrower’s eligibility to be taxed as a REIT for such tax year; provided that notwithstanding the foregoing, the Borrower may also make Restricted Payments in an amount equal to the amount that would need to be distributed to all of the Borrower’s shareholders in order for the Borrower to make the minimum distributions required to be distributed to its shareholders under the Code (a) to avoid the payment of taxes imposed under Sections 857(b)(1) and 4981 of the Code, and (b) to avoid the payment of taxes imposed under Section 857(b)(3) of the Code;

(G) during any time after the Obligations shall have been accelerated or after an Event of Default pursuant to

Section 11.1(a), (b), (i) or (j) has occurred and is

continuing, the Borrower shall not, nor shall it permit any of its Subsidiaries to, make any Restricted Payments to any Person other than to the Borrower or any Subsidiary that is a Credit Party; and

(H) so long as the Obligations have not been accelerated and no Event of Default has occurred and is continuing pursuant to Section 11.1(a), (b), (i) or (j), the Borrower may declare and make the E&P Distribution.”

(k) Amendment to Section 10.10 (Restrictive Agreements). Section 10.10 of the Credit Agreement is hereby amended by deleting the last paragraph thereof in its entirety.

(l) Amendment to Schedule 1.1(c) (Book Value of Designated Assets). Schedule 1.1(c) to the Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule 1.1(c) hereto.

3. Conditions to Effectiveness. This Amendment shall be deemed to be effective upon the satisfaction of each of the following conditions:

(a) the Administrative Agent shall have received counterparts of this Amendment executed by the Administrative Agent, the Lenders, the Borrower and each of the Subsidiary Guarantors;

(b) the Administrative Agent shall have received counterparts of Revolving Credit Notes in favor of each Lender that has agreed to increase its Revolving Credit Commitment (in each case, if requested thereby), duly executed by the Borrower;

(c) the Administrative Agent shall have received from the Borrower an Officer’s Compliance Certificate, in form and substance reasonably satisfactory to the Administrative Agent, demonstrating that the Borrower and its Restricted Subsidiaries are in pro forma compliance with the financial covenants set forth in Article IX of the Credit Agreement based on the most recently provided financial statements under Section 7.1 of the Credit Agreement and after giving effect to this Amendment and any Extensions of Credit made or to be made in connection herewith,;

(d) the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying that as of the First Amendment Effective Date (i) no Default or Event of Default shall have occurred and is continuing after giving effect to this Amendment, (ii) the representations and warranties made by the Borrower and each other Credit Party contained in Article VI of the Credit Agreement and each other Loan Document that are subject to materiality or Material Adverse Effect qualifications are true and correct in all respects and the representations and warranties of the Borrower and each other Credit Party contained in Article VI of the Credit Agreement and each other Loan Document that are not subject to materiality or Material Adverse Effect qualifications are true and correct in all material respects, in each case after giving effect to this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date and (iii) attached thereto are true, correct and complete copies of resolutions duly adopted by the board of directors (or other governing body) of each Credit Party authorizing this Amendment;

(e) the Administrative Agent shall have received opinions of counsel to the Credit Parties addressed to the Administrative Agent and the Lenders with respect to the Credit Parties and this Amendment;

(f) the Borrower shall have paid to the Administrative Agent and the Arrangers, for the account of each Lender that executes and delivers a signature page to this Amendment to the

Administrative Agent (or its counsel) on or prior to 5:00 p.m. (Eastern time) on March 20, 2013, an aggregate consent fee in an amount equal to 0.15% times the Revolving Credit Commitment (determined prior to giving effect to the increase in the Revolving Credit Commitment being effectuated by this Amendment) of each such Lenders;

(g) the Administrative Agent and the Arrangers shall have been paid or reimbursed for all reasonable out-of-pocket charges and other expenses incurred in connection with this Amendment, including, without limitation, the reasonable fees and disbursements of McGuireWoods LLP, that have been invoiced as of the First Amendment Effective Date; and

(h) the Borrower shall have paid all other fees payable to the Arrangers pursuant to that certain engagement letter dated as of March 7, 2013 by and among the Borrower and the Arrangers.

4. Reallocation of Revolving Credit Commitments.

(a) Effective on the First Amendment Effective Date, each Lender agrees that it shall have a Revolving Credit Commitment as set forth in the Register and on Schedule A hereto.

(b) Effective on the First Amendment Effective Date, the outstanding Revolving Credit Loans and Revolving Credit Commitment Percentages of Swingline Loans and L/C Obligations will be reallocated by the Administrative Agent among the Revolving Credit Lenders in accordance with their revised Revolving Credit Commitment Percentages (and such Revolving Credit Lenders agree to make all payments and adjustments necessary to effect such reallocation and the Borrower shall pay any and all costs required pursuant to Section 4.9 of the Credit Agreement in connection with such reallocation as if such reallocation were a repayment).

5. Effect of the Amendment. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. Except as expressly set forth herein, this Amendment shall not be deemed (i) to be a waiver of, or consent to, a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (ii) to prejudice any other right or rights that the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (iii) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other Person with respect to any other waiver, amendment, modification or change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (iv) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Borrower, on the one hand, and the Administrative Agent or any other Lender, on the other hand. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

6. Representations and Warranties/No Default. By their execution hereof, the Borrower and each Subsidiary Guarantor hereby certifies, represents and warrants to the Administrative Agent and the Lenders that after giving effect to this Amendment:

(a) the representations and warranties of the Borrower and each other Credit Party contained in Article VI of the Credit Agreement and the other Loan Documents that are subject to materiality or Material Adverse Effect qualifications are true and correct in all respects and the representations and warranties of the Borrower and each other Credit Party contained in Article VI of the Credit Agreement and each other Loan Document that are not subject to materiality or Material Adverse Effect qualifications are true and correct in all material respects, in each case, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;

(b) no Default or Event of Default has occurred or is continuing;

(c) it has the right, power and authority and has taken all necessary corporate, limited liability company or other action to authorize the execution, delivery and performance of this Amendment and each of the other documents executed in connection herewith to which it is a party in accordance with their respective terms and the transactions contemplated hereby; and

(d) this Amendment and each other document executed in connection herewith has been duly executed and delivered by the duly authorized officers of the Borrower and each of the Subsidiary Guarantors, and each such document constitutes the legal, valid and binding obligation of the Borrower and each of the Subsidiary Guarantors, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

7. Reaffirmations. Each Credit Party (a) agrees that the transactions contemplated by this Amendment shall not limit or diminish the obligations of such Person under, or release such Person from any obligations under, any of the Subsidiary Guaranty Agreement, the Collateral Agreement or any other Security Document to which it is a party, (b) confirms and reaffirms its obligations under the Subsidiary Guaranty Agreement, the Collateral Agreement and each other Security Document to which it is a party and (c) agrees that the Subsidiary Guaranty Agreement, the Collateral Agreement and each other Security Document to which it is a party remain in full force and effect and are hereby ratified and confirmed.

8. Governing Law. This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York without reference to the conflicts or choice of law principles thereof, other than such principles that are stated in Section 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

9. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment or any document or instrument delivered in connection herewith by facsimile or in electronic (i.e. “pdf” or “tif”) form shall be effective as delivery of a manually executed counterpart of this Amendment or such other document or instrument, as applicable.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

BORROWER:

CORRECTIONS CORPORATION OF AMERICA

By:	/s/ Todd J Mullenger
Name:	Todd J Mullenger
Title:	Chief Financial Officer and Executive Vice President

First Amendment to Amended and Restated Credit Agreement

Corrections Corporation of America

Signature Page

SUBSIDIARY GUARANTORS:

CCA TRS, LLC

By:		/s/ Todd J Mullenger
Todd J Mullenger,
Executive Vice President and Chief Financial Officer

CCA OF TENNESSEE, LLC

By:		/s/ Todd J Mullenger
Todd J Mullenger,
Executive Vice President and Chief Financial Officer

CCA HEALTH SERVICES, LLC
CCA INTERNATIONAL, LLC
PRISON REALTY MANAGEMENT, LLC
TECHNICAL AND BUSINESS INSTITUTE OF AMERICA, LLC
TRANSCOR AMERICA, LLC

By:		CCA OF TENNESSEE, LLC, sole member

	By:	/s/ Todd J Mullenger
Todd J Mullenger,
Executive Vice President and Chief Financial Officer

First Amendment to Amended and Restated Credit Agreement

Corrections Corporation of America

Signature Page

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Roberto Salazar
Name:	Roberto Salazar
Title:	Vice President

First Amendment to Amended and Restated Credit Agreement

Corrections Corporation of America

Signature Page

BANK OF AMERICA, N.A., as Swingline Lender, Issuing Lender and Lender

By:	/s/ Barbara P. Levy
Name:	Barbara P. Levy
Title:	Senior Vice President

First Amendment to Amended and Restated Credit Agreement

Corrections Corporation of America

Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Issuing Lender and Lender

By:	/s/ Kay Reedy
Name:	Kay Reedy
Title:	Managing Director

First Amendment to Amended and Restated Credit Agreement

Corrections Corporation of America

Signature Page

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ John Kushnerick
Name:	John Kushnerick
Title:	Vice President

First Amendment to Amended and Restated Credit Agreement

Corrections Corporation of America

Signature Page

SUNTRUST BANK, as Lender

By:	/s/ Thomas Parrott
Name:	Thomas Parrott
Title:	Director

First Amendment to Amended and Restated Credit Agreement

Corrections Corporation of America

Signature Page

U.S. BANK, N.A., as Lender

By:	/s/ Michael P. Dickman
Name:	Michael P. Dickman
Title:	Vice President

First Amendment to Amended and Restated Credit Agreement

Corrections Corporation of America

Signature Page

PNC BANK, NATIONAL ASSOCIATION,
as Lender

By:	/s/ John Thurman
Name:	John Thurman
Title:	Senior Vice President

First Amendment to Amended and Restated Credit Agreement

Corrections Corporation of America

Signature Page

BRANCH BANKING AND TRUST COMPANY,
as Lender

By:	/s/ R. Andrew Beam
Name:	R. Andrew Beam
Title:	Senior Vice President

First Amendment to Amended and Restated Credit Agreement

Corrections Corporation of America

Signature Page

HSBC BANK USA, NATIONAL ASSOCIATION,
as Lender

By:	/s/ Randolph Cates
Name:	Randolph Cates
Title:	Senior Relationship Manager

First Amendment to Amended and Restated Credit Agreement

Corrections Corporation of America

Signature Page

CITIZENS BANK OF PENNSYLVANIA, as Lender

By:	/s/ Curtis C. Hunter III
Name:	Curtis C. Hunter III
Title:	Senior Vice President

First Amendment to Amended and Restated Credit Agreement

Corrections Corporation of America

Signature Page

FIFTH THIRD BANK, as Lender

By:	/s/ Lisa R. Cook
Name:	Lisa R. Cook
Title:	Vice President

First Amendment to Amended and Restated Credit Agreement

Corrections Corporation of America

Signature Page

FIRST TENNESSEE BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Ron Stinson
Name:	Ron Stinson
Title:	Vice President

First Amendment to Amended and Restated Credit Agreement

Corrections Corporation of America

Signature Page

COMMUNITY & SOUTHERN BANK, as Lender

By:	/s/ Thomas A. Bethel
Name:	Thomas A. Bethel
Title:	Director of Corporate Banking

First Amendment to Amended and Restated Credit Agreement

Corrections Corporation of America

Signature Page

Schedule A

Lender	Revolving Credit Commitment
Wells Fargo Bank, National Association	$118,750,000.00
JPMorgan Chase Bank, N.A.	$118,750,000.00
Bank of America, N.A.	$118,750,000.00
SunTrust Bank	$118,750,000.00
PNC Bank, National Association	$90,000,000.00
US Bank, N.A.	$80,000,000.00
HSBC Bank USA, National Association	$62,750,000.00
Citizens Bank of Pennsylvania	$57,250,000.00
Branch Banking and Trust Company	$55,000,000.00
Fifth Third Bank	$40,000,000.00
First Tennessee Bank, National Association	$25,000,000.00
Community & Southern Bank	$15,000,000.00

Total	$900,000,000.00

Schedule 1.1(c)

BOOK VALUE OF DESIGNATED ASSETS

City	State	Facility Name	Fac. #	Net Book Value

1. San Diego	California	San Diego Correctional Facility	2605	$25,072,107
2. Lecanto	Florida	Citrus County Detention Facility	406	$15,233,670
3. Nichols	Georgia	Coffee Correctional Center	2501	$59,494,787
4. Alamo	Georgia	Wheeler Correctional Center	2502	$58,813,042
5. Tutwiler	Mississippi	Tallahatchie County Correctional Center	1403	$109,052,745
6. Shelby	Montana	Crossroads Correctional Center	2801	$17,432,566
7. Cushing	Oklahoma	Cimarron Correctional Facility	1003	$89,491,944
8. Holdenville	Oklahoma	Davis Correctional Facility	1001	$84,114,471
9. Whiteville	Tennessee	Whiteville Correctional Center	118	$39,122,502
10. Washington	D.C.	D.C Correctional Treatment Center	2001	$3,670,505
11. Millen	Georgia	Jenkins Correctional Center	2504	$49,430,625
12. Conneaut	Ohio	Lake Erie Correctional Institution	1903	$73,193,944
13. Eloy	Arizona	Red Rock Correctional Center	904	$70,569,347